UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 17, 2005

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01                     Material Definitive Agreement

Walter Industries, Inc. (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2005, with Mueller Water Products, Inc. (“Mueller”), DLJ Merchant Banking II, Inc., as the stockholders’ representative (“DLJ Merchant Banking”), and the Company’s wholly-owned subsidiary, JW MergerCo, Inc. (“MergerCo”).  The Merger Agreement contemplates that MergerCo will be merged into Mueller (the “Merger”) and that each outstanding share of Class A Common Stock and Class B Convertible Non-Voting Common Stock of Mueller will be converted into the right to receive cash in an amount to be calculated at closing based upon an agreed upon enterprise value of Mueller of $1.9125 billion, plus Mueller’s cash and cash equivalents at closing and the aggregate exercise prices of Mueller’s outstanding warrants, plus or minus any difference in Mueller’s working capital at closing from an agreed upon working capital benchmark, and minus Mueller’s long-term indebtedness and certain transaction expenses.  The calculations of Mueller’s cash, cash equivalents and working capital at closing are subject to customary post-closing adjustments.  Upon Closing of the merger, the outstanding warrants of Mueller will become rights to receive cash upon exercise of the warrants based on the number of shares underlying the warrants.

In order to provide for the return, if any, of the merger consideration to the Company as a result of the post-closing adjustments in the Merger Agreement, $25 million of the merger consideration will be deposited into an escrow account pursuant to an escrow agreement (the “Escrow Agreement”) to be entered into at or before the closing of the Merger by the Company, Mueller, DLJ Merchant Banking, as the stockholders’ representative, and an escrow agent to be determined.  Any escrowed amount not returned to the Company will be available for payment to the Mueller stockholders and warrant holders after completion of these post-closing adjustments.

The closing of the Merger is subject to the satisfaction or waiver of various closing conditions, including but not limited to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the availability of the financing described below on substantially the terms and conditions set forth in the Company’s commitment letters.  Mueller, DLJ Merchant Banking, MergerCo and the Company have made customary representations and warranties and covenants in the Merger Agreement.

The Company expects to finance the Merger with a combination of available cash, borrowings under new credit facilities of the Company and Mueller Group, Inc. (“Mueller Group”), a subsidiary of Mueller, and the issuance of new subsidiary-level debt securities pursuant to commitment letters entered into as of June 17, 2005 with Bank of America, N.A., Banc of America Securities LLC, Morgan Stanley Senior Funding, Inc and, with respect to the bridge commitment letters only, Bank of America Bridge LLC.  Such financing will consist of a $575 million senior secured credit facility for the Company, a $1.125 billion senior secured credit facility for Mueller Group, $102.5 million of senior unsecured notes of a subsidiary of the Company to be formed as Mueller’s new holding company after the Merger, and backstop commitments for $145 million and $320 million, respectively, to pay for any repurchases after the Merger of 14-3/4% Senior Discount Notes due 2014 of Mueller and 10% Senior Subordinated Notes due 2012 of Mueller Group pursuant to the rights of holders of those securities following the change of control resulting from the consummation of the Merger to put such securities to their respective issuers in accordance with the respective indentures.  These financing commitments are subject to the completion of the Merger and customary closing conditions, including entering into definitive loan agreements.  Pursuant to the Merger Agreement, Mueller Group will make a tender offer to purchase, prior to the closing of the Merger, its Second Priority Senior Secured Floating Rate Notes due 2011 (together with a consent solicitation to amend the indenture governing such notes), or, at the Company’s request, to cause a satisfaction and discharge and/or covenant defeasance of such notes in accordance with such indenture.  The tender offer and consent solicitation are expected to be consummated simultaneously with the Merger; but consummation of the tender offer and consent solicitation is not a condition to the closing.

Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (an affiliate of Morgan Stanley Senior Funding, Inc.) have advised the Company in connection with the Merger and have been working with the Company to advise it regarding additional strategies to further maximize shareholder value.  Both advisors led the Company’s convertible security offering in April 2004 and both have advised the Company on a variety of other strategic actions in the past.

The Merger Agreement also contains certain customary termination rights, including but not limited to the right of any party to terminate the Merger Agreement if the Merger is not consummated within 180 days after June 17, 2005.

Concurrently with the Merger Agreement, the Company has also entered into a customary voting agreement (the “Voting Agreement”) with affiliated funds of DLJ Merchant Banking, the chief executive officer of Mueller and four other Mueller executives, in each case as stockholders of Mueller.  These stockholders represent approximately 90% of the outstanding shares of capital stock of Mueller entitled to be voted as of June 17, 2005, and they have each agreed to vote in favor of the adoption of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement (including the form of Escrow Agreement contained as an exhibit thereto) and the Voting Agreement, which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.

The Merger Agreement contains representations and warranties of Mueller, DLJ Merchant Banking, the Company and MergerCo that they have made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract among Mueller, DLJ Merchant Banking, the Company and MergerCo and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts.  For the foregoing reasons, no person should rely on these representations and warranties as statements of factual information in the Merger Agreement, and, for similar reasons, no person should rely on these representations and warranties as statements of factual information in the Voting Agreement (or the Escrow Agreement).

Item 9.01                     Financial Statements and Exhibits

(c)	Exhibits

(2.1)

Agreement and Plan of Merger, dated as of June 17, 2005, by and among Walter Industries, Inc., Mueller Water Products, Inc., JW MergerCo, Inc. and DLJ Merchant Banking II, Inc. as the stockholders’ representative (including the form of Escrow Agreement contained as an exhibit thereto).

(2.2)	Voting Agreement, dated as of June 17, 2005, by and among Walter Industries, Inc. and the stockholders of Mueller Water Products, Inc. named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary

Date: June 22, 2005

Exhibit Index

(2.1)

Agreement and Plan of Merger, dated as of June 17, 2005, by and among Walter Industries, Inc., Mueller Water Products, Inc., JW MergerCo, Inc. and DLJ Merchant Banking II, Inc. as the stockholders’ representative (including the form of Escrow Agreement contained as an exhibit thereto).

(2.2)	Voting Agreement, dated as of June 17, 2005, by and among Walter Industries, Inc. and the stockholders of Mueller Water Products, Inc. named therein.